Exhibit-32.1 -- Certification per Sarbanes-Oxley Act (Section 906)

I am the President of Quantum Energy, Inc., a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Form 10-Q of the Company for the quarter ended May 31, 2010 and filed with the U. S. Securities and Exchange Commission ("Form 10-Q").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-Q fully complies with the requirements of Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:  July 12, 2010
        -------------
                                    /s/ Sharon Farris
                                    -------------------------------------
                                        Sharon Farris
                                        Title: President, Chief Executive
                                        Officer, Chief Financial Officer,
                                        Secretary and Director (Principal
                                        Executive, Financial, and
                                        Accounting Officer)


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